Exhibit 10.2

ASSIGNMENT AGREEMENT

ASSIGNMENT AGREEMENT (this “Agreement”), dated April 30, 2003, by PIOGLOBAL GOLDFIELDS II LIMITED (formerly “Pioneer Goldfields II Limited”), a Guernsey, Channel Islands company (“Seller”), in favor of HSBC BANK USA, a New York State chartered bank (“Buyer”).

A. Seller, Buyer and Harbor Global Company Ltd. have entered into a Purchase Agreement, dated as of April 25, 2003 (the “Purchase Agreement”), relating to the sale of the Purchased Interest to Buyer. The Purchase Agreement provides that, subject to the terms and conditions set forth in the Purchase Agreement, Seller will sell, convey, transfer, assign and deliver to Buyer, and Buyer will purchase from Seller, all of Seller’s right, title and interest in and to the Purchased Interest. This Agreement is being delivered by Seller to Buyer pursuant to Section 6.3 of the Purchase Agreement.

B. Capitalized terms used and not otherwise defined herein have the meanings ascribed to such terms in the Purchase Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and subject to the terms and conditions stated in the Purchase Agreement, Buyer and Seller hereby agree as follows:

1. Sale and Assignment of Purchased Interest. Seller hereby assigns, sells, conveys, transfers and delivers to Buyer, and Buyer hereby accepts from Seller, all of Seller’s right, title and interest in and to the Purchased Interest. Seller hereby represents and warrants to Buyer that pursuant to such assignment, sale, conveyance, transfer and delivery to Buyer, Buyer has good and marketable title to the Purchased Interest, free and clear of all Liens, defenses, set-offs, counterclaims and cross-claims of any nature or description (except for Liens, if any, granted by Buyer, and any defenses, set-offs, counterclaims or cross-claims relating to Buyer’s actions or inactions).

2. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (regardless of the laws that might otherwise govern under applicable principles of conflicts of law).

3. Counterparts. This Agreement may be executed in as many counterparts as may be required; and it shall not be necessary that the signatures of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on each counterpart; but it shall be sufficient that the signature of, or on behalf of, each party, or that the signatures of the persons required to bind any party, appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement.

4. Purchase Agreement Controls. Notwithstanding anything to the contrary contained in this Agreement, the Purchase Agreement shall control.

IN WITNESS WHEREOF, the parties hereby have executed this Agreement as of the day and year first written above.

PIOGLOBAL GOLDFIELDS II LIMITED

By:	/s/ Donald H. Hunter
Name:	Donald H. Hunter
Title:	Treasurer

AGREED TO AND ACCEPTED BY:

HSBC BANK USA

By:	/s/ P. E. Kavanagh
Name:	P. E. Kavanagh
Title:	Vice President, Global Metals

2